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                                                                    Exhibit 99.1


FOR IMMEDIATE RELEASE

                      ATLANTIC EXPRESS TRANSPORTATION CORP.
              ANNOUNCES OFFER TO PURCHASE UP TO $30,000,000 OF ITS
                 NOTES AND SOLICITS CONSENT OF THE NOTE HOLDERS

STATEN ISLAND, NEW YORK, November 23, 2000 - Atlantic Express Transportation Corp. (the "Company") announced today that it is offering to purchase up to $30,000,000 aggregate principal amount of its outstanding 10 3/4% Senior Secured Notes due 2004 at par plus accrued interest and is soliciting the consent of the holders of the Notes to proposed amendments to the Indenture governing the Notes. Details of the offer and the proposed amendments to the Indenture are contained in the Company's Offer to Purchase and Consent Solicitation Statement dated November 23, 2000 and the related Consent and Letter of Transmittal which are being sent to the holders of the Notes.

The offer and withdrawal rights will expire at 5:00 p.m. New York City time on December 21, 2000, unless extended by the Company.

The solicitation of consents and revocation rights will terminate at 5:00 p.m. New York City time on the earlier of (1) the first business day on which the Company obtains the requisite consents from the holders of a majority of the outstanding Notes and certifies that such consents have been obtained or (2) December 21, 2000, unless extended by the Company.

Copies of the Offer to Purchase and Consent Solicitation Statement and related materials are available from The Bank of New York, as depository for the offer and solicitation, by telephone at (212) 815-3750 or by facsimile at (212) 815-6339. The offer, the payment of the purchase price for the Notes, the Consent Solicitation and the payment of the consent fee remain subject to all of the terms and conditions contained in the Offer to Purchase and Consent Solicitation Statement and the related Consent and Letter of Transmittal, including the consent of the holders of a majority of the outstanding principal amount of the Notes, the contribution by the Company's parent of all of the outstanding stock of Atlantic Transit, Corp., an additional equity contribution of $10 million from the Company's parent and replacement of the Company's existing $30 million revolving credit facility with a proposed new $125 million revolving credit facility.

This announcement does not constitute an offer to purchase, or the solicitation of offers to sell, any securities. The offer is only being made through the Company's Offer to Purchase and Consent Solicitation and related materials.

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The Company is a wholly-owned subsidiary of Atlantic Express Transportation
Group Inc., the LARGEST AMERICAN-OWNED, AMERICAN-BASED SCHOOL BUS COMPANY, operating approximately 6,500 vehicles from coast to coast with revenues in excess of $400 million for the fiscal year ended June 30, 2000. Atlantic Express is also one of the nation's largest providers of paratransit service, provides express


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commuter line, charter and tour bus services, provides transportation for pre-kindergarten and Medicaid recipients and sells school buses and commercial vehicles in New Jersey and various counties in New York.

For additional information, please contact:

                  Domenic Gatto, CEO/President -
                  Telephone: (718) 442-7000 ext. 8060.

Website:          www.atlanticexpress.com
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E-mail address:   corporatehq@atlanticexpress.com
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Information contained in his news release other than statements of historical fact are forward-looking statements subject to various risks and uncertainties. Although Atlantic believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove correct. Factors that could cause the Company's results to differ materially from the results in such forward-looking statements include failure to obtain the requisite consent of holders of the Notes or the unavailability of the new credit revolving facility as currently contemplated.